Filed pursuant to Rule 424(b)(3)

File No. 333-278477

APOLLO DEBT SOLUTIONS BDC

SUPPLEMENT NO. 5 DATED AUGUST 19, 2025

TO THE PROSPECTUS DATED APRIL 16, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Apollo Debt Solutions BDC (the “Company”), dated April 16, 2025, (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	To disclose the Company amended and restated its senior secured credit facility;

•	To disclose that the Company closed a collateralized loan obligation transaction; and

•	To update the Prospectus.

Credit Facility Amendment

On August 12, 2025, the Company amended and restated its senior secured, multi-currency, revolving credit facility (the “Facility”). The parties to the Facility include the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Facility provides for, among other things, (i) an extension of the final maturity date from October 17, 2029 to August 12, 2030, (ii) an increase of the total facility amount from $2.740 billion to $3.453 billion, (iii) a reduction of the commitment fee from 0.375% to 0.325%, (iv) an increase of the accordion provision from $4.110 billion to $5.180 billion, (v) a reduction of the applicable margin as follows: (x) if the Gross Borrowing Base is greater than or equal to 2.0 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.525% per annum and (B) with respect to any other Loan, 1.525% per annum, (y) if the Gross Borrowing Base is less than 2.0 times the Combined Debt Amount and greater than or equal to 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.650% per annum and (B) with respect to any other Loan, 1.650% per annum or (z) if the Gross Borrowing Base is less than 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.775% per annum, (B) with respect to any other Loan, 1.775% per annum, and (vi) resets the minimum shareholders’ equity test.

Borrowings under the Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs have the meanings set forth in the Facility. The description above is only a summary of the material provisions of the Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Facility, which is attached as an exhibit to the registration statement of which this Prospectus is a part.

2025 Debt Securitization

On August 12, 2025 (the “Closing Date”), the Company completed a $502,100,000 term debt securitization (the “2025 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements.

On the Closing Date and in connection with the 2025 Debt Securitization, ADS CLO 2 LLC (the “CLO Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, entered into a Note Purchase and Placement Agreement (the “CLO Purchase and Placement Agreement”) with BofA Securities, Inc., as the initial purchaser (the “Initial Purchaser”) and Apollo Global Securities, LLC, as placement agent, pursuant to which the CLO Issuer agreed to sell certain of the notes to the Initial Purchaser issued as part of the 2025 Debt Securitization pursuant to an indenture by and between the CLO Issuer and U.S. Bank Trust Company, National Association, as trustee (the “CLO Indenture”).

The notes issued as part of the 2025 Debt Securitization consist of $300,000,000 of AAA(sf)/Aaa(sf) Class A-1 Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 1.30% (the “Class A-1 Notes”); $30,000,000 of AA(sf) Class A-2 Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.70% (the “Class A-2 Notes”); $65,000,000 of A(sf) Class B Senior Secured Deferrable Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.80% (the “Class B Notes”); $35,000,000 of BBB-(sf) Class C Senior Secured Deferrable Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 2.75% (the “Class C Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, the “Secured Notes”). Additionally, on the Closing Date, the CLO Issuer will issue $72,100,000 of Subordinated Notes due 2037 (the “Subordinated Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “Notes”.

The 2025 Debt Securitization is backed by a diversified portfolio consisting primarily of first-priority commercial loans. The Notes are scheduled to mature on July 15, 2037; however, the Notes may be redeemed by the CLO Issuer, at the direction of ADS CLO 2 Depositor LLC (the “CLO Retention Provider”), a wholly-owned, consolidated subsidiary of the Company, as owner of a majority of the Subordinated Notes, on any business day on or after July 15, 2027. The CLO Retention Provider acts as retention holder in connection with the 2025 Debt Securitization for the purposes of satisfying certain U.S. regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Subordinated Notes. The Company, through the CLO Retention Provider, has retained 100% of the Class B Notes, the Class C Notes and the Subordinated Notes issued in the 2025 Debt Securitization.

The CLO Issuer intends to use the proceeds from the 2025 Debt Securitization to, among other things, purchase certain loans (“Collateral Obligations”) from time to time on and after the Closing Date from the Company pursuant to a master loan sale agreement entered into on the Closing Date (the “Loan Sale Agreement”) among the Company, the CLO Retention Provider and the CLO Issuer. Under the terms of the Loan Sale Agreement that provide for the sale of Collateral Obligations to the CLO Issuer, the Company will transfer to the CLO Retention Provider, and the CLO Retention Provider will transfer to the CLO Issuer, a portion of its ownership interest in the Collateral Obligations securing the 2025 Debt Securitization for the purchase price and other consideration set forth in the Loan Sale Agreement from time to time on and after the Closing Date. Following these transfers, the CLO Issuer, and not the CLO Retention Provider or the Company, will hold all of the ownership interest in such loans and participations. The Company made customary representations, warranties and covenants in the Loan Sale Agreement.

The Secured Notes are the secured obligation of the CLO Issuer, the Subordinated Notes are the unsecured obligations of the CLO Issuer, and the CLO Indenture governing the Notes include customary covenants and events of default. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the CLO Issuer under a collateral management agreement entered into on the Closing Date (the “Collateral Management Agreement”). Pursuant to the Collateral Management Agreement, so long as the Company is the collateral manager, the collateral management fee will equal 0.0% per annum of the fee basis amount.

The above description of the documentation related to the 2025 Debt Securitization and other arrangements entered into on the Closing Date do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, including the CLO Purchase and Placement Agreement, the CLO Indenture, the Collateral Management Agreement and the Loan Sale Agreement, which are attached as exhibits to the registration statement of which this Prospectus is a part.

Updates to Prospectus

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—The Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent (10%) of their liquid net worth.

On August 7, 2025, the board of trustees of the Company (the “Board”) appointed Sheryl Schwartz to the Board to serve as a Class III Trustee (a “Trustee”), effective as of the close of business on August 7, 2025. Effective upon the appointment of Ms. Schwartz as a Trustee, the size of the Board was increased from five to six members. The Board also appointed Ms. Schwartz to the Audit Committee and the Nominating and Governance Committee of the Company.

The following replaces the paragraph under “What is the role of your Board of Trustees?” in the “Prospectus Summary” section of the Prospectus and all similar disclosure in the Prospectus:

A:

We operate under the direction of our Board of Trustees, the members of which are accountable to us and our shareholders as fiduciaries. We have six Trustees, five of whom have been determined to be independent of us, the Adviser, Apollo and its affiliates (“Independent Trustees”). Our Independent Trustees are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. The names and biographical information of our Trustees are provided under “Management of the Fund—Trustees and Executive Officers.”

The following row is added to the table in the “Management of the Fund – Trustees – Independent Trustees” section of the Prospectus:

Name	Year of Birth	Position	Length of Time Served	Principal Occupation During Past 5 Years	Other Public or Investment Fund Directorships Held by Trustee*
Sheryl Schwartz	1963	Trustee	Class III Trustee since 2025.	Chief Investment Officer of Alti Financial from November 2021 to present; Managing Director at Caspian Private Equity from 2013 to 2020.	Director, Cartesian Growth II from 2021 to present; Director, GAIA Reit 2023 to present.

The following is added to the “Management of the Fund – Biographical Information – Independent Trustees” section of the Prospectus:

Sheryl Schwartz. Ms. Schwartz is a Trustee, a member of our Audit Committee and a member of our Nominating and Governance Committee. Ms. Schwartz currently serves as Chief Investment Officer of Alti Financial, a platform focused on democratizing private equity, since November 2021. From 2013 to 2020, she was a Managing Director at Caspian Private Equity, where she managed an investment portfolio of private market investments of more than $3 billion. From 2010 to 2013, she was a Senior Managing Director at Perseus and Managing Director of Perseus Mezzanine Finance. From 1988 to 2010, Ms. Schwartz served as Managing Director of Alternative Investments at TIAA, a Fortune 100 diversified financial services firm, managing an investment portfolio of more than $13 billion. Ms. Schwartz is also a board member of Cartesian Growth II since 2021 and GAIA Reit since 2023. In addition to her commercial activities, Ms. Schwartz also is an Adjunct Professor of Private Equity and Finance at the Fordham Gabelli School of Business, and a board member of the Women’s Association of Venture and Equity (WAVE) since 2007. Ms. Schwartz received both her Master’s in Business Administration and bachelor’s degree from New York University.

The following replaces the first paragraph in the “Management of the Fund – Committees of the Board of Trustees – Audit Committee” section of the Prospectus:

Audit Committee. The audit committee operates pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board of Trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The audit committee is presently composed of five persons, including Meredith Coffey, Christine Gallagher, Michael Porter, Carl J. Rickertsen and Sheryl Schwartz, all of whom are considered independent for purposes of the 1940 Act. Mr. Rickertsen serves as the chair of the Audit Committee. Our Board of Trustees has determined that Mr. Rickertsen qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the audit committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

The following replaces the first paragraph in the “Management of the Fund – Committees of the Board of Trustees – Nominating and Governance Committee” section of the Prospectus:

Nominating and Governance Committee. The nominating and governance committee operates pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the nominating and governance committee, including making nominations for the appointment or election of Independent Trustees. The nominating and governance committee consists of five persons, including Meredith Coffey, Christine Gallagher, Michael Porter, Carl J. Rickertsen and Sheryl Schwartz, all of whom are considered independent for purposes of the 1940 Act. Ms. Coffey serves as the chair of the Nominating and Governance Committee.

The following replaces the first paragraph in the “Management of the Fund – Compensation of Trustees” section of the Prospectus:

Compensation of Trustees

Our Trustees who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive annual cash retainer fees, fees for participating in the in-person board and committee meetings and annual fees for serving as a committee chairperson, determined based on our net assets as of the end of each fiscal quarter. These Trustees are Meredith Coffey, Christine Gallagher, Michael Porter, Carl J. Rickertsen and Sheryl Schwartz. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

The following replaces “Appendix A: Form of Subscription Agreement”:

Subscription Agreement for Shares of Apollo Debt Solutions BDC (1) A. Investment Information Investment Amount $ _____________ ($2,500 minimum initial investment) YOUR B. Investment Method INVESTMENT By mail: Please make checks payable to SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC and attach to this agreement.* By wire: Please wire funds according to the instructions below. Name: SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC Bank Name: UMB Bank, N.A. ABA: 1010-0069-5 DDA: 9872584627 Broker-Dealer/Registered Investment Advisor will make payment on your behalf *Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted. C. Share Class Selection (Minimum Initial Investment is $2,500) Share Class S Share Class D ** Share Class I ** ** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented. (2) Taxable Account Type Non-Taxable Account Type Brokerage Account Number Custodian Account Number OWNERSHIP Individual or Joint Tenant With Rights of Survivorship IRA TYPE (Select Only One) Transfer on Death (Optional Designation. IRA Roth See Section 3.C) Tenants in Common SEP IRA IRA Community Property Simple Uniform Gift/Transfer to Minors Pension/Profit Sharing Plan (Include Certification of Investment Powers Form) State of 401K Trust (Include Copy of Trust Agreement) Rollover IRA Corporation/Partnership/Other Inherited IRA (Corporate Resolution or Partnership Other Agreement Required) Estate Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone # Custodian Stamp Here Entity Name – Retirement Plan / Trust / Corporation / Partnership/Other Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B ENTITY NAME TAX ID NUMBER DATE OF TRUST (See EXEMPTIONS Form W-9 instructions at www.irs.gov) ENTITY ADDRESS (Legal Address – Required) Entity Type (Select one. Required) Retirement Plan Trust S-Corp C-Corp LLC Partnership Other Jurisdiction (if Non-U.S.) Exempt payee code (if any) Exemption from FATCA reporting code (Attach completed applicable Form W-8) (if any) PAGE 1 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (3) A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information) Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address. INVESTOR FIRST NAME (MI) LAST NAME INFORMATION SOCIAL SECURITY NUMBER/TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship Please specify if you are an Apollo employee/officer/director/affiliate (required): Apollo Employee Apollo Officer or Director Immediate Family Member of Apollo Affiliate Not Applicable Apollo Officer or Director B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Executor/Co-Authorized Signatory Information, if applicable.) Residential street address MUST be provided. FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER/TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship Please specify if you are an Apollo employee/officer/director/affiliate (required): Apollo Employee Apollo Officer or Director Immediate Family Member of Apollo Affiliate Not Applicable Apollo Officer or Director C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) DATE OF BIRTH ?PRIMARY _ FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) ?SECONDARY _______% DATE OF BIRTH ?PRIMARY _ FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) ?SECONDARY _______% DATE OF BIRTH ?PRIMARY _ FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) ?SECONDARY _______% DATE OF BIRTH ?PRIMARY _ FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) ?SECONDARY _______% Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor): D. ERISA Plan Asset Regulations All investors are required to complete Section 7.b. attached hereto. PAGE 2 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (4) CONTACT MAILING STREET ADDRESS CITY STATE ZIP INFORMATION (If different than provided in Section 3A) (5) Select How You Want to Receive Your Distributions (Please Read Entire Section and Select, Only if Applicable, one payment method.) You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, DISTRIBUTION IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, METHOD OHIO, OKLAHOMA, OREGON, TEXAS, VERMONT OR WASHINGTON. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below. ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian. A. Check mailed to street address in 3A (only available for non-custodial investors). B. Check mailed to secondary address in 4 (only available for non-custodial investors). C. Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK D. Check mailed to Third-Party Financial Institution (complete section below) If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. I authorize Apollo Debt Solutions BDC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Debt Solutions BDC in writing to cancel it. In the event that Apollo Debt Solutions BDC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER (6) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from ELECTRONIC Apollo Debt Solutions BDC. If you would like to consent to electronic delivery, including pursuant to email, please check the box DELIVERY FORM below for this election. (Optional) We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Initial here to consent to electronic delivery EMAIL ADDRESS (If blank, the email provided in Section 3 will be used.) PAGE 3 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (7) Apollo Debt Solutions BDC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ SUBSCRIPTION taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Debt Solutions BDC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and SIGNATURES confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Debt Solutions BDC to accept this subscription, I hereby represent and warrant to you as follows: 7.a. Please Note: All Items in this section 7.a. must be read and initialed as applicable PRIMARY INVESTOR CO-INVESTOR INITIALS INITIALS (i) I have received the prospectus (as amended or supplemented) for Apollo Debt Solutions BDC at least five business days prior to the date hereof. INITIALS INITIALS (ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth INITIALS INITIALS (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. (iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence INITIALS INITIALS as set forth in the prospectus under “SUITABILITY STANDARDS.” (iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability INITIALS INITIALS requirements described above. (v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment. INITIALS INITIALS (vi) I acknowledge that the shares have not been registered and are not expected to INITIALS INITIALS be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. (vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have INITIALS INITIALS due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (viii) I acknowledge that Apollo Debt Solutions BDC may enter into transactions with Apollo affiliates that involve conflicts of interest as described in the prospectus. INITIALS INITIALS (ix) I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first INITIALS INITIALS day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.apollo.com/ads-bdc as of the last day of each month within 20 business days of the last day of each month. (x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge INITIALS INITIALS that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Debt Solutions BDC’s toll-free, automated telephone line, 1-888-926-2688.

Subscription Agreement for Shares of Apollo Debt Solutions BDC (7) 7.b. Benefit Plan Investor - All purchasers please complete this section. SUBSCRIPTION 1. Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan SIGNATURES investor”2 to invest in Apollo Debt Solutions BDC? (Continued) Yes No 2. If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Apollo Debt Solutions BDC are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations: % 3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Apollo Debt Solutions BDC are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder? % 4. Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Apollo Debt Solutions BDC, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person. Yes No 7.c. If you live in any of the following states: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Puerto Rico, Tennessee, and Vermont, please complete the following as applicable For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Investors in the following states have the additional suitability standards as set forth below. PRIMARY INVESTOR CO-INVESTOR INITIALS INITIALS If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Apollo Debt Solutions BDC will only be sold to me if I have a liquid INITIALS INITIALS net worth of at least 10 times my investment in Apollo Debt Solutions BDC and its affiliates. If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in Apollo Debt Solutions BDC. INITIALS INITIALS If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. INITIALS INITIALS If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 INITIALS INITIALS (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). If I am a Kansas resident, I understand that the Securities Division of the Kansas Department of Insurance recommends that I limit my aggregate investment in Apollo INITIALS INITIALS Debt Solutions BDC’s securities and other similar investments to not more than 10% of my liquid net worth. _______________________________ 1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time. 2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute. 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Subscription Agreement for Shares of Apollo Debt Solutions BDC PRIMARY INVESTOR CO-INVESTOR (7) INITIALS INITIALS If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in SUBSCRIPTION Apollo Debt Solutions BDC or its affiliates. “Liquid net worth” is defined as that portion SIGNATURES of net worth that is comprised of cash, cash equivalents and readily marketable INITIALS INITIALS (Continued) securities. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct INITIALS INITIALS participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or INITIALS INITIALS (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC. INITIALS INITIALS If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other INITIALS INITIALS business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit. If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or INITIALS INITIALS (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although Apollo Credit Management, LLC (the “Adviser”), the investment adviser to Apollo Debt Solutions BDC, will advance all organization and offering expenses of Apollo Debt Solutions BDC, and may elect to pay certain of Apollo Debt Solutions BDC’s expenses, Apollo Debt Solutions BDC is obligated to reimburse the Adviser, and this will reduce the returns available to investors. If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent INITIALS INITIALS (10%) of my liquid net worth in shares of Apollo Debt Solutions BDC, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit. If I am a North Dakota resident, I have a net worth of at least ten times my investment in Apollo Debt Solutions BDC. INITIALS INITIALS worth If I am in an the Ohio issuer, resident, affiliates it is of unsuitable the issuer, to invest and in more any other than 10% non- traded of my liquid business net INITIALS INITIALS (total development assets company exclusive. of “Liquid primary net residence, worth” is defined home furnishings as that portion and of automobiles net worth minus, securities total . This liabilities) condition comprised does not of apply, cash, directly cash equivalents or indirectly, and to readily federally marketable covered an securities accredited . The investor condition as also defined does in not rule apply 501(a) to purchasers of Regulation who D meet under the the definition Securities of Act of 1933, 15 U.S.C.A. 77a, as amended. PAGE 6 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC PRIMARY INVESTOR CO-INVESTOR (7) INITIALS INITIALS If I am an Oregon resident, in addition to the suitability standards set forth SUBSCRIPTION above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions INITIALS INITIALS SIGNATURES BDC. Liquid net worth is defined as an investor’s total assets (excluding home, home (Continued) of furnishings, “accredited and investor” automobiles) as defined minus in total Regulation liabilities D . Investors under the who Securities meet the Act definition are not subject to the foregoing investment concentration limit. in If IApollo am a Puerto Debt Solutions Rico resident, BDC, its I may affiliates not invest and other more non than -traded 10% real of my estate liquid investment net worth programs. For these purposes, “liquid net worth” is defined as that portion of net worth INITIALS INITIALS (total total liabilities) assets exclusive consisting of primary of cash, residence, cash equivalents home furnishings and readily and marketable automobiles securities minus . If my I am investment a Tennessee in Apollo resident, Debt Solutions I must have BDC .a Investors liquid net who worth are of accredited at least ten investors times as defined in Regulation D under the Securities Act are not subject to the foregoing INITIALS INITIALS investment concentration limit. 17 If I am C.F .a R Vermont . § 230.501, resident I may and invest I am freely an accredited in this offering investor . In in addition Vermont, to the as defined suitability in standards described above, if I am non-accredited Vermont investors, I may not INITIALS INITIALS purposes, purchase an “liquid amount net in worth” this offering is defined that exceeds as an investor’s 10% of my total liquid assets net worth (not. For including these home, home furnishings or automobiles) minus total liabilities. by In the the case donor of or sales grantor, to fiduciary who directly accounts, or indirectly the minimum supplies standards the funds in to Section purchase 7.b. the shall shares be met if the by the donor beneficiary, or grantor the is fiduciary, the fiduciary account, . or, be If you deemed do not to have be acting another as your broker broker -dealer -dealer or other of record financial in connection intermediary with introducing any investment you to in Apollo Apollo Debt Debt Solutions Solutions BDC, BDC then . For AGS important may correct information and in may this be respect, relied upon see Section by Apollo 8 below Debt. Solutions I declare that BDC the . I acknowledge information that supplied the Broker in this -Dealer/Registered Subscription Agreement Investment is true Advisor and clearing (Broker- Dealer/Registered agent, if any, will Investment have full access Advisor to of my record) account indicated information, in Section including 8 of this the Subscription number of shares Agreement I own, and tax its information designated (including of record at the any Form time 1099) by contacting and redemption Apollo Debt information Solutions . Investors BDC Investor may change Relations the at Broker the number -Dealer/Registered indicated below Investment . Advisor SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) issued The number to me); shown and on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be (2) Revenue I am not subject Service to (IRS) backup that withholding I am subject because: to backup (a) Iwithholding am exempt as from a result backup of withholding, a failure to report or (b) all I have interest not been or dividends, notified by or the (c) the Internal IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. withholding Certification because instructions you have . You failed must to cross report out all item interest 2 above and if dividends you have on been your notified tax return by .the IRS that you are currently subject to backup required The Internal to avoid Revenue backup Service withholding does not . require your consent to any provision of this document other than the certifications SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN DATE (If applicable) (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) PAGE 7 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (8a) Please note that unless previously agreed to in writing by Apollo Debt Solutions BDC, all sales of securities must be made through a Broker-Dealer or an RIA. This Section 8a must be completed for shares being purchased directly through a Broker-Dealer. REGISTERED If the shares are being purchased through an RIA, please complete Section 8b of this Subscription Agreement instead. REPRESENTATIVE (Please complete The Registered Representative must sign below to complete the order. Registered Representative hereby warrants that he/she ONLY if you are is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. a Registered BROKER DEALER REGISTERED REP Representative otherwise skip to 8b.) BROKER DEALER MAILING ADDRESS (Required Information for sales made directly through a CITY STATE ZIP broker dealer. If the shares are being purchased through an FIRM CRD NUMBER REP NUMBER TELEPHONE NUMBER RIA, please complete Section 8b instead.) E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer or Registered Representative listed in Section 8a further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then Apollo Global Securities, LLC (“AGS”) may be deemed to act as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. AGS is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If AGS is your broker-dealer of record, then your shares will be held in your name on the books of Apollo Debt Solutions BDC. AGS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary. REGISTERED REPRESENTATIVE DATE BRANCH MANAGER SIGNATURE DATE SIGNATURE (If required by Broker-Dealer) PAGE 8 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (8b) The firm (“RIA”), Investment must Advisor sign below Representative to complete (“Representative”), the order. A principal on or behalf other of authorized the Representative signatory ofand RIA the must Registered also sign Investment if required by Adviser RIA. INVESTMENT Representative of Representative hereby and RIA, warrants and may that Representative lawfully provide is investment duly licensed advice and regarding authorized the to shares execute in this the Subscription state designated Agreement as the investor’s on behalf ADVISER legal residence. REPRESENTATIVE/ RIA INFORMATION RIA FIRM INVESTMENT ADVISOR REPRESENTATIVE NAME (Required information for sales MAILING ADDRESS made through an RIA. If the shares are being purchased directly through CITY STATE ZIP a broker-dealer, please complete IARD NUMBER (if known) RIA NUMBER TELEPHONE NUMBER Section 8a instead.) E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS The undersigned confirm by their signature, on behalf of the Representative and RIA, that Representative and RIA: (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have verified, if other than individual ownership, that the individual executing on behalf of the investor is properly authorized and identified; (iii) have discussed such investor’s prospective purchase of shares with such investor; and (iv) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares. The Representative and RIA are not authorized or permitted to give, and represents that they have not given to a prospective investor, any information or any representation concerning the shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any sales literature which has been approved in advance in writing by Apollo Debt Solutions BDC (“ADS”) (such information, the “Supplemental Information”). The Representative represents that Representative has not used or will not use any unapproved materials related to ADS. The Representative has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation and that investor received such documentation at least five (5) business days prior to investor’s execution of this Subscription Agreement. The Representative and RIA represent that it has not shown or given to the investor any material marked “RIA only,” “For Financial Advisor Use Only” or otherwise bearing a legend denoting that it is not to be shared with or given to investors. The Representative and RIA hereby agree to, and shall, indemnify and hold harmless ADS, its respective affiliates, and any trustees, officers, partners, employees or agents of the foregoing (collectively, “Apollo Affiliates”), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of shares or otherwise with respect to ADS (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively “Claims”), for which any of the Apollo Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the Representative or RIA’s fraud, willful default, or negligence; or (ii) the Representative or RIA’s (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the Representative or RIA herein, or (d) failure to fulfill any covenant or agreement of the Representative or RIA contained herein. The Representative and RIA shall not be liable under the indemnification provisions of this Subscription Agreement with respect to a party or other person entitled to indemnification hereunder (the “Indemnified Party”) unless such Indemnified Party shall have notified the Representative and RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the Representative or RIA of any such claim shall not relieve the Representative or RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the Representative or RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice. In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the Representative or RIA will be entitled to participate, at their own expense, in the defense thereof. The Representative and RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the Representative or RIA to the Indemnified Party of the Representative’s or RIA’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Representative or RIA will not be liable to such party under this Subscription Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Representative or RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified PAGE 9 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (8b) Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. Neither the Representative nor the RIA shall be liable for any settlement of any proceeding effected without its written INVESTMENT consent but if settled with such consent, the Representative and RIA agree to indemnify the Indemnified Party from and against any loss ADVISER or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement REPRESENTATIVE/ involves solely the payment of money and a complete and total release from said Claim. A successor by law of the Indemnified Parties RIA INFORMATION shall be entitled to the benefits of the indemnification contained in this Subscription Agreement. (Required information for sales The RIA represents that it is properly licensed and presently registered as an investment adviser under the Investment Advisers Act of 1940, made through an as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which RIA. If the shares the RIA has clients or is exempt from such registration requirements. The Representative and RIA represent that each is in compliance with are being purchased all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, directly through as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated under both such acts, a broker-dealer, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations please complete applicable to the activities of the Representative or RIA pursuant to this Subscription Agreement, including without limitation the privacy Section 8a instead.) standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money (Continued) laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC; and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws, including those records related to suitability and to make the suitability records available to ADS upon request. The Representative and RIA represent that the investor meets the suitability and financial qualifications set forth in Section 7 of this Subscription Agreement and the prospectus, as amended and supplemented, and is a person who is eligible to purchase the applicable class of shares as described in the prospectus, as amended and supplemented. The Representative and RIA have reasonable grounds to believe that the purchase of shares by the investor is a suitable and appropriate investment for such investor. In making this determination, the RIA has reasonable grounds to believe that the investor: (a) can reasonably benefit from an investment in ADS based on the prospective investor’s overall investment objectives and portfolio structure; (b) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the investor may lose the entire investment, (3) the lack of liquidity of the shares, (4) the restrictions on transferability of the shares, (5) the tax consequences of the investment, and (6) the background and qualifications of ADS’s external advisor. The Representative and RIA have made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The Representative and RIA represent further that they have conducted, or have directed an agent or the account custodian to conduct on the RIA’s behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by the Office of Foreign Asset Control at the Department of the Treasury, and any other applicable anti-money laundering laws, rules, or regulations. With respect to any use by the Representative and RIA of electronic delivery of the prospectus and Supplemental Information and electronic signature of the Subscription Agreement, the Representative and RIA represent and warrant that each will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, the North American Securities Administrators Association, Inc. (NASAA) and individual state securities administrators and any other applicable laws or regulations and guidelines; and (b) the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws. The undersigned represents that the shares will be purchased through the RIA listed above. RIA and ADS acknowledge that if RIA and ADS have executed an RIA Selling Agreement for the offering of shares of ADS, then such agreement shall supersede any conflicting representations contained herein in this Section 8b. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. INVESTMENT ADVISOR REPRESENTATIVE SIGNATURE DATE PRINCIPAL OR OTHER RIA AUTHORIZED SIGNATORY SIGNATURE (if required by RIA) PAGE 10 OF 11 (0825-23)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (9) experience If investors participating a material adverse in the Distribution change in their Reinvestment financial condition Plan or making or can subsequent no longer make purchases the representations of shares of Apollo or warranties Debt Solutions set forth BDC in MISCELLANEOUS Section in writing 7. The above, Broker they- Dealer are asked or RIA, to promptly as applicable, notify Apollo may notify Debt Apollo Solutions Debt BDC Solutions and the BDC investor’s if an investor Broker participating -Dealer or RIA, in the as Distribution applicable, rely Reinvestment on such notification Plan can no to longer terminate make such the investor’s representations participation or warranties in the Distribution set forth in Reinvestment Section 7 above, Plan and . Apollo Debt Solutions BDC may request No sale of must shares be made may be with completed a completed until and at least executed five business subscription days after agreement you receive in good the order final prospectus and payment . To of be the accepted, full purchase a subscription price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. read All items the prospectus on the Subscription in its entirety Agreement for a complete must be explanation completed in of order an investment for your subscription in the shares to be of Apollo processed Debt . Subscribers Solutions BDC are. encouraged to Return the completed Subscription Agreement to: Regular Mail: Overnight Mail: Email: Apollo Debt Solutions BDC Apollo Debt Solutions BDC apollo.ai@sscinc.com PO Box 219845 C/O SS&C GIDS, Inc. Kansas City, MO 64121-9845 801 Pennsylvania Ave, Suite 219845 Kansas City, MO 64105-1307 Apollo Debt Solutions BDC Investor Relations: 1-888-926-2688 PAGE 11 OF 11 (0825-23)